Exhibit 5.3

March 26, 2024

Regal Rexnord Corporation

111 West Michigan Street

Milwaukee, Wisconsin 53203

Re:	TB Wood’s Incorporated, a Pennsylvania corporation (the “Company”) — Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as Pennsylvania corporate counsel to Regal Rexnord Corporation, a Wisconsin corporation (the “Issuer”), of which the Company is a wholly-owned subsidiary, in connection with the exchange offer by the Issuer of: (i) up to $1,100,000,000 aggregate principal amount of the Issuer’s outstanding 6.050% Senior Notes due 2026 (the “Old 2026 Notes”) for an equal aggregate principal amount of the Issuer’s 6.050% Senior Notes due 2026 (the “New 2026 Notes”); (ii) up to $1,250,000,000 aggregate principal amount of the Issuer’s outstanding 6.050% Senior Notes due 2028 (the “Old 2028 Notes”) for an equal aggregate principal amount of the Issuer’s 6.050% Senior Notes due 2028 (the “New 2028 Notes”); (iii) up to $1,100,000,000 aggregate principal amount of the Issuer’s outstanding 6.300% Senior Notes due 2030 (the “Old 2030 Notes”) for an equal aggregate principal amount of the Issuer’s 6.300% Senior Notes due 2030 (the “New 2030 Notes”); and (iv) up to $1,250,000,000 aggregate principal amount of the Issuer’s outstanding 6.400% Senior Notes due 2033 (the “Old 2033 Notes,” and together with the Old 2026 Notes, the Old 2028 Notes, and the Old 2030 Notes, collectively, the “Old Notes”) for an equal aggregate principal amount of the Issuer’s 6.400% Senior Notes due 2033 (the “New 2033 Notes,” and together with the New 2026 Notes, the New 2028 Notes, and the New 2030 Notes, collectively, the “Exchange Notes”), each of which will be issued in a transaction registered under the Securities Act of 1933, as amended (the “Act”) pursuant to a Registration Statement on Form S-4 filed or to be filed by the Issuer with the U.S. Securities and Exchange Commission (the “Commission”) on March 26, 2024 (the “Registration Statement”). The Exchange Notes are covered by the Registration Statement.

We understand that the Old Notes were issued by the Issuer on or about January 24, 2023 under, and subject to the terms of, the Indenture (as defined herein), and that, pursuant to Section 2 of the Supplemental Indenture (as defined herein), the Company (jointly and severally with all other Guarantors (as defined therein)) unconditionally guaranteed the Old Notes.

We further understand that (i) the Exchange Notes will be issued by the Issuer under, and subject to the terms of, the Indenture, in exchange for the Old Notes pursuant to an exchange offer by the Issuer pursuant to the Registration Statement, and (ii) the Company will (jointly and severally with all other Guarantors) unconditionally guarantee the Exchange Notes pursuant to Section 2 of the Supplemental Indenture (the “Exchange Guarantees”). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Indenture.

Regal Rexnord Corporation

March 26, 2024

In our capacity as Pennsylvania corporate counsel to the Issuer, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Articles of Incorporation of the Company, as amended (the “Articles”), (ii) the By-Laws of the Company (the “By-Laws,” and together with the Articles, the “Organizational Documents”), (iii) the Registration Statement and the related prospectus and all exhibits thereto, in substantially the form filed or to be filed with the Commission pursuant to the Act, (iv) the Indenture dated as of January 24, 2023 (the “Base Indenture”), among the Issuer, the Guarantors (as defined therein), and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”), as supplemented and amended by the Supplemental Indenture, dated as of March 27, 2023, among the Issuer, the Guarantors listed on Schedule I thereto, the Existing Guarantors party thereto and the Trustee (the “Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”), (v) resolutions adopted by the Board of Directors of the Company on March 27, 2023 (“Board Resolutions”), (vi) a subsistence certificate issued by the Pennsylvania Office of the Secretary of the Commonwealth, dated as of a recent date, and (vii) such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

We have also examined such corporate records and other agreements, documents and instruments, such certificates or comparable documents of public officials and officers and representatives of the Company, have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties. In delivering this opinion, we have also assumed: (i) that the actions documented in the Board Resolutions were taken by unanimous consent by all incumbent members of the Board of Directors of the Company in accordance with the Company’s Organizational Documents; (ii) the Old Notes were, and the Exchange Notes will be, issued under and subject to the terms of the Indenture; and (iii) the Exchange Notes have been duly and validly authorized, and will be duly and validly executed and delivered, by the Issuer and will be issued solely in exchange for the Old Notes in an exchange offer pursuant to the Registration Statement in accordance with the Indenture, and the form, terms and conditions of the Exchange Notes will be substantially identical to those of the Old Notes, except that the Exchange Notes will be registered under the Act, the transfer restrictions, registration rights and additional interest for registration defaults provisions relating to the Old Notes will not apply to the Exchange Notes, and the first interest payment date for and date from which interest will accrue on the Exchange Notes will be different from those applicable to the Old Notes of the corresponding series.

Based upon and subject to the limitations and assumptions set forth herein, we are of the opinion that:

1.	The Company is a corporation validly subsisting under the laws of the Commonwealth of Pennsylvania and has the requisite corporate power and authority to execute and deliver and perform its obligations under the Indenture.

Regal Rexnord Corporation

March 26, 2024

2.	The execution and delivery by the Company of the Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company.

We express no opinion as to the law of any jurisdiction other than the Commonwealth of Pennsylvania. To the extent that any matter as to which our opinion is expressed herein would be governed by any other jurisdiction, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this letter as Exhibit 5.3 to the Registration Statement, and to the identification of our firm therein under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Ballard Spahr LLP